Exhibit 3.1

                             ARTICLES OF RESTATEMENT

                                       OF

                        EPICUS COMMUNICATIONS GROUP, INC.

To the Department of State
State of Florida

         Pursuant to the provisions of section 607.1008 of the Florida Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby amend and restate its Articles of Incorporation as heretofore amended.

         1.       The name of the Corporation is Epicus Communications Group,
                  Inc.

         2. The text of the Amended and Restated Articles of Incorporation of the Corporation, as further amended hereby, is annexed hereto and made a part hereof.

                                   CERTIFICATE

         It is hereby certified that:

         1. The annexed Amended and Restated Articles of Incorporation contains amendments to the Articles of Incorporation of the Corporation that have been approved by the United States Bankruptcy Court, Southern Division of Florida.

         2. Articles First through Eighth of the Articles of Incorporation of the Corporation are hereby amended so as henceforth to read as set forth in the Amended and Restated Articles of Incorporation annexed hereto and made a part hereof.

         3. The aforesaid amendments were adopted by Order of the United States Bankruptcy Court, Southern District of Florida on September 30, 2005.

         4. The title of the reorganization proceeding is IN RE EPICUS COMMUNICATIONS GROUP, INC., ET AL; Case No. 04-34915-BKC-PGH.

         5. The United States Bankruptcy Court has jurisdiction of the proceeding under section 1121(a) of title 11 of the United States Code.

         Executed on _____________________, 2005.

                                    Epicus Communications Group, Inc.

                                    By:/s/ Gerard Haryman
                                    --------------------------------
                                    Name:  Gerard Haryman
Title:    President

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        EPICUS COMMUNICATIONS GROUP, INC.

To the Department of State
State of Florida

         Pursuant to the provisions of Section 607.1008 of the Florida Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby amend and restate its Articles of Incorporation as heretofore amended.

         1.       The name of the Corporation is Epicus Communications Group,
                  Inc.

         2. Articles First through Ninth of the Articles of Incorporation of the Corporation are hereby amended so as to read as set forth in the Amended and Restated Articles of Incorporation as set forth below and made a part hereof.

         3. The Amended and Restated Articles of Incorporation were authorized and approved by Order, entered on September 30, 2005, by the United States Bankruptcy Court, Southern District of Florida (the "Bankruptcy Court"), confirming the First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code in the Chapter 11 bankruptcy cases entitled IN RE EPICUS COMMUNICATIONS GROUP, INC., ET AL; Case No. 04-34915-BKC-PGH (the "Bankruptcy Cases").

         4. The Bankruptcy Court has jurisdiction over the Bankruptcy Cases pursuant to 28 U.S.C. ss. 1334 and 157.

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION


         FIRST: The corporate name for the corporation (hereinafter called the "Corporation") is Epicus Communications Group, Inc.

         SECOND: The street address, wherever located, of the principal office of the corporation is 1750 Osceola Drive, West Palm Beach, FL 33409.

         The mailing address, wherever located, of the corporation is 1750 Osceola Drive, West Palm Beach, FL 33409.

         THIRD: The number of shares that the corporation is authorized to issue is One Hundred Million (100,000,000), all of which are of a par value of $.001 each and are of the same class and are Common shares.

         FOURTH: The issuance of non-voting equity securities by the Corporation is prohibited.

         FIFTH: The street address of the registered office of the corporation in the State of Florida is 1201 Hayes Street, Tallahassee, FL 32301.

         The name of the registered agent of the corporation at the said registered office is Corporation Service Company.

         SIXTH: The purpose for which the corporation is organized is to engage in any lawful business for which corporations may be organized under the Florida Business Corporation Act.

         SEVENTH: The duration of the corporation shall be perpetual.

         EIGHTH: The corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         NINTH: The power to adopt, alter, amend or repeal Bylaws of this corporation shall be vested in either the Board of Directors or shareholders; provided, however, that the Board of Directors may not alter, amend or repeal any Bylaw adopted by the shareholders if the shareholders specifically provide that the Bylaw is not subject to alteration, amendment or repeal by the Board of Directors.

         Executed on _____________________, 2005.



                             Epicus Communications Group, Inc.

                             By:  /s/ Gerard Haryman
                             -----------------------------
                             Name: Gerard Haryman
                             Title:   President